                                                                    Exhibit 20


FOR IMMEDIATE RELEASE                                             April 18, 2002
---------------------
Baltimore, Maryland

MERCANTILE BANKSHARES REPORTS FIRST QUARTER RESULTS

     Edward J. Kelly, III, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK), today reported that, for the quarter ended March 31, 2002, diluted net income per share was $.66, an increase of 1.5% from the $.65 reported for the first quarter last year. Net income for the quarter ended March 31, 2002 was $46,175,000, a 0.4% decrease from net income of $46,358,000 for the same period in 2001. The increase in earnings per share was attributable to a decline in weighted average shares outstanding from 71,771,000 for the quarter ended March 31, 2001, to 70,427,000 for the quarter ended March 31, 2002. As a result of newly-adopted rules under Generally Accepted Accounting Principles, amortization of goodwill has been discontinued in 2002. Had the same rules been in effect in 2001, net income would have been $.03 per share higher for the quarter ended March 31, 2001.

     Net interest income in the quarter ended March 31, 2002 increased 2.1% to $107,188,000 from $104,970,000 in the first quarter last year. The growth in net interest income was attributable to growth in average earning assets, particularly investment securities. After six straight quarters of decline, the net interest margin increased 8 basis points (bp) to 4.72% from the 4.64% reported in the fourth quarter 2001. On a year over year basis, however, the net interest margin declined by 37 bp. This decline was attributable to the Federal Reserve's 475 bp reduction in short-term interest rates last year. The company is asset sensitive, with assets repricing more quickly than liabilities in response to changes in interest rates. As a result, Mercantile's net interest margin tends to compress and growth in net interest income tends to slow in a falling interest rate environment, as occurred last year.

     During the quarter ended March 31, 2002, nonperforming assets increased $18,459,000 from December 31, 2001, to $51,559,000 or .74% of period-end loans and other real estate owned. The comparable nonperforming asset ratios were .48% and .49%, at December 31, 2001 and March 31, 2001, respectively. Nearly $9,000,000, or approximately one-half of the increase in nonperforming loans, was related to further adverse developments in the leasing portfolio. Leasing assets accounted for 38% of nonperforming loans at March 31, 2002 even though they represented only 3% of the

                                  (continued)

MERCANTILE BANKSHARES CORPORATION                                   Page 2 of 9


total outstandings in the loan and lease portfolio. As a result of credit quality concerns about the leasing portfolio, management previously announced it was narrowing the focus of the leasing business and discontinuing certain activities. Management believes it has reserved adequately for possible losses in the leasing portfolio.

     The allowance for loan losses was $143,505,000 at March 31, 2002, representing 2.07% of total loans. The allowance for loan losses to total loans was 2.05% and 2.07%, at December 31, 2001 and March 31, 2001, respectively. Net charge-offs for the quarter ended March 31, 2002 were $1,041,000, or .06% of period-end loans. The comparable figures for the quarters ended March 31 and December 31, 2001, were $766,000 and .05%, and $3,744,000 and .22%, respectively.

     Noninterest income increased 3.3% to $34,839,000 for the first quarter 2002 versus the comparable period in 2001. Excluding the $1,539,000 investment securities gain realized in the first quarter of 2001, the growth rate was 8.3% year over year. Investment and wealth management revenues declined 3.5% to $16,527,000 for the quarter ended March 31, 2002, but mortgage banking revenues nearly doubled to $3,174,000. Revenues for the first quarter 2002 benefited from the inclusion of Columbia National Real Estate Finance, which affiliated with Mercantile on March 1, 2001. Other income for the first quarter of 2002 reflects gains on sales of bank owned buildings of $350,000 offset by write-downs of investments in third-party private equity funds of $898,000.

     Noninterest expenses for the quarter ended March 31, 2002, increased 5.6% to $66,191,000 from $62,664,000 for the first quarter of 2001. Excluding goodwill amortization, noninterest expenses were $60,352,000 and $67,169,000 for the first and fourth quarters of 2001, respectively. Excluding goodwill amortization, noninterest expenses for the first quarter 2002 increased by 9.7% over the first quarter 2001 and decreased by 1.5% from the fourth quarter 2001. The principal contributors to the year over year increase in expenses were stock-based compensation expense, including options and the deferred compensation plan for directors, which fluctuates with the value of Mercantile's stock; acquisitions; and increases in incentive compensation accruals, which accounted for approximately one-third of the year over year increase in salary expenses.

     The efficiency ratio, a key measure of expense management, was 46.2% for the first quarter of 2002 versus 43.5% for the comparable period in 2001. Return on average assets for the first quarter of 2002 was 1.92%, return on average tangible equity was 16.64% and average tangible equity to average assets was 11.64%.

                                   (continued)

MERCANTILE BANKSHARES CORPORATION                                    Page 3 of 9


     At March 31, 2002, total assets increased 9.5% to $9,988,341,000 compared to $9,119,488,000 one year earlier. Total loans increased 2.3% to $6,941,615,0000 at March 31, 2002, compared to $6,788,018,000 at March 31, 2001.
Total deposits at March 31, 2002, were $7,491,665,000, an increase of 7.0% from $6,999,398,000 at the end of the first quarter 2001. Shareholders' equity at March 31, 2002, was $1,245,542,000, an increase of 2.5% from $1,215,312,000 for the prior year. The Corporation, having repurchased no shares during the first quarter, still has prior authorizations enabling it to repurchase up to 2.9 million shares.

Cautionary Statement

     This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

     Additional financial information is attached.

                                 David E. Borowy
                                 Investor Relations
                                 (410) 347-8361

                [LOGO]  MERCANTILE BANKSHARES CORPORATION
                         CONSOLIDATED FINANCIAL SUMMARY
                     (In thousands, except per share data)

                                                                                     For the Three Months Ended
                                                                                           March 31,
                                                                         ---------------------------------------------------
                                                                                                                 % Incr.
                                                                             2002               2001             (Decr.)
                                                                         ---------------------------------------------------
OPERATING RESULTS
----------------------------------------------------------------------------------------------------------------------------
Net interest income                                                      $  107,188          $  104,970               2.1%
----------------------------------------------------------------------------------------------------------------------------
Net interest income - taxable equivalent                                    108,695             106,646               1.9
----------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                                     3,083               2,951               4.5
----------------------------------------------------------------------------------------------------------------------------
Net income                                                                   46,175              46,358               (.4)
----------------------------------------------------------------------------------------------------------------------------
Net income adjusted for goodwill amortization                                46,175              48,655              (5.1)
----------------------------------------------------------------------------------------------------------------------------

PER COMMON SHARE DATA
----------------------------------------------------------------------------------------------------------------------------
Basic net income                                                         $      .66          $      .65               1.5%
----------------------------------------------------------------------------------------------------------------------------
Basic net income adjusted for goodwill amortization                             .66                 .68              (2.9)
----------------------------------------------------------------------------------------------------------------------------
Diluted net income                                                              .66                 .65               1.5
----------------------------------------------------------------------------------------------------------------------------
Diluted net income adjusted for goodwill amortization                           .66                 .68              (2.9)
----------------------------------------------------------------------------------------------------------------------------
Dividends paid                                                                  .28                 .26               7.7
----------------------------------------------------------------------------------------------------------------------------
Book value at period end                                                      17.82               17.08               4.3
----------------------------------------------------------------------------------------------------------------------------
Market value at period end                                                    43.26               37.00              16.9
----------------------------------------------------------------------------------------------------------------------------
Market range:
----------------------------------------------------------------------------------------------------------------------------
    High                                                                      45.36               44.50               1.9
----------------------------------------------------------------------------------------------------------------------------
    Low                                                                       41.80               33.63              24.3
----------------------------------------------------------------------------------------------------------------------------

AVERAGE BALANCE SHEET DATA
----------------------------------------------------------------------------------------------------------------------------
Total loans                                                              $6,930,031          $6,730,988               3.0%
----------------------------------------------------------------------------------------------------------------------------
Total earning assets                                                      9,335,300           8,493,016               9.9
----------------------------------------------------------------------------------------------------------------------------
Total assets                                                              9,774,987           8,920,292               9.6
----------------------------------------------------------------------------------------------------------------------------
Total deposits                                                            7,239,470           6,801,646               6.4
----------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                                                      1,228,388           1,180,389               4.1
----------------------------------------------------------------------------------------------------------------------------

STATISTICS AND RATIOS  (Net income annualized)
----------------------------------------------------------------------------------------------------------------------------
Return on average assets                                                       1.92%               2.21%
----------------------------------------------------------------------------------------------------------------------------
Return on average equity                                                      15.24               16.72
----------------------------------------------------------------------------------------------------------------------------
Return on average tangible equity                                             16.64               18.34
----------------------------------------------------------------------------------------------------------------------------
Average equity to average assets                                              12.57               13.23
----------------------------------------------------------------------------------------------------------------------------
Average tangible equity to average tangible assets                            11.64               12.21
----------------------------------------------------------------------------------------------------------------------------
Net interest rate spread-taxable equivalent                                    4.06                3.88
----------------------------------------------------------------------------------------------------------------------------
Net interest margin on earning assets-taxable equivalent                       4.72                5.09
----------------------------------------------------------------------------------------------------------------------------
Efficiency ratio excluding goodwill amortization                              46.23               43.47
----------------------------------------------------------------------------------------------------------------------------

Bank offices                                                                    187                 189                (2)
----------------------------------------------------------------------------------------------------------------------------
Employees                                                                     2,936               2,943                (7)
----------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY DATA AT PERIOD END
----------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                                          $    1,041          $      766              35.9%
----------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                             51,380              32,767              56.8
----------------------------------------------------------------------------------------------------------------------------
Renegotiated loans                                                                -                   -                 -
----------------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                                                    51,380              32,767              56.8
----------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                                    179                 656             (72.7)
----------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                                   51,559              33,423              54.3
----------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY RATIOS
----------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (annualized)
    as a percent of period-end loans                                            .18%                .18%
----------------------------------------------------------------------------------------------------------------------------
Net charge-offs (annualized)
    as a percent of period-end loans                                            .06                 .05
----------------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a
    percent of period-end loans                                                 .74                 .48
----------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
    as a percent of period-end loans                                           2.07                2.07
----------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
    as a percent of nonperforming loans                                      279.30              429.69
----------------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent of
    period-end loans and other real estate owned                                  -                 .01
----------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
    period-end loans and other real estate owned                                .74                 .49
----------------------------------------------------------------------------------------------------------------------------

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

             [LOGO]    MERCANTILE BANKSHARES CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                     (In thousands, except per share data)

                                                                             For the Three Months Ended
                                                                                       March 31,
                                                            -------------------------------------------------------
                                                                                             Increase/(Decrease)
                                                                                           ------------------------
                                                                 2002           2001           Amount         %
                                                            -------------------------------------------------------
INTEREST INCOME
-------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                                      $116,698       $145,036       $(28,338)     (19.5)%
-------------------------------------------------------------------------------------------------------------------
Interest and dividends on investment securities:
-------------------------------------------------------------------------------------------------------------------
   Taxable interest income                                        24,343         22,902          1,441        6.3
-------------------------------------------------------------------------------------------------------------------
   Tax-exempt interest income                                        480            488             (8)      (1.6)
-------------------------------------------------------------------------------------------------------------------
   Dividends                                                         283            367            (84)     (22.9)
-------------------------------------------------------------------------------------------------------------------
   Other investment income                                         2,993            850          2,143      252.1
-------------------------------------------------------------------------------------------------------------------
                                                                  28,099         24,607          3,492       14.2
-------------------------------------------------------------------------------------------------------------------
Other interest income                                              1,665          1,099            566       51.5
-------------------------------------------------------------------------------------------------------------------
        Total interest income                                    146,462        170,742        (24,280)     (14.2)
-------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
-------------------------------------------------------------------------------------------------------------------
Interest on deposits                                              33,134         55,145        (22,011)     (39.9)
-------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                                  3,312          9,107         (5,795)     (63.6)
-------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                                         2,828          1,520          1,308       86.1
-------------------------------------------------------------------------------------------------------------------
        Total interest expense                                    39,274         65,772        (26,498)     (40.3)
-------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                              107,188        104,970          2,218        2.1
-------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                          3,083          2,951            132        4.5
-------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                        104,105        102,019          2,086        2.0
-------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
-------------------------------------------------------------------------------------------------------------------
Investment and wealth management                                  16,527         17,131           (604)      (3.5)
-------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                                7,463          6,420          1,043       16.2
-------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                                      3,174          1,594          1,580       99.1
-------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)                              (2)         1,539         (1,541)         -
-------------------------------------------------------------------------------------------------------------------
Other income                                                       7,677          7,031            646        9.2
-------------------------------------------------------------------------------------------------------------------
        Total noninterest income                                  34,839         33,715          1,124        3.3
-------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
-------------------------------------------------------------------------------------------------------------------
Salaries                                                          31,646         29,378          2,268        7.7
-------------------------------------------------------------------------------------------------------------------
Employee benefits                                                  8,531          7,926            605        7.6
-------------------------------------------------------------------------------------------------------------------
Stock-based compensation expense                                     403           (674)         1,077      159.8
-------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises                             3,905          3,435            470       13.7
-------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                                   6,432          6,004            428        7.1
-------------------------------------------------------------------------------------------------------------------
Communications and supplies                                        3,256          3,277            (21)       (.6)
-------------------------------------------------------------------------------------------------------------------
Goodwill amortization                                                  -          2,312         (2,312)    (100.0)
-------------------------------------------------------------------------------------------------------------------
Other expenses                                                    12,018         11,006          1,012        9.2
-------------------------------------------------------------------------------------------------------------------
        Total noninterest expenses                                66,191         62,664          3,527        5.6
-------------------------------------------------------------------------------------------------------------------

Income before income taxes                                        72,753         73,070           (317)       (.4)
-------------------------------------------------------------------------------------------------------------------
Applicable income taxes                                           26,578         26,712           (134)       (.5)
-------------------------------------------------------------------------------------------------------------------

NET INCOME                                                        46,175         46,358           (183)       (.4)
-------------------------------------------------------------------------------------------------------------------
Add:  goodwill amortization, net of tax benefit                        -          2,297         (2,297)    (100.0)
-------------------------------------------------------------------------------------------------------------------

ADJUSTED NET INCOME                                             $ 46,175       $ 48,655       $ (2,480)      (5.1)
--------------------------------------------------------------=========================================------------

Weighted average shares outstanding                               69,822         71,120         (1,298)      (1.8)
--------------------------------------------------------------=========================================------------

Adjusted weighted average shares outstanding                      70,427         71,771         (1,344)      (1.9)
--------------------------------------------------------------=========================================------------

NET INCOME PER COMMON SHARE:
  Basic                                                         $    .66       $    .65       $    .01        1.5
-------------------------------------------------------------------------------------------------------------------
  Goodwill amortization                                                -            .03           (.03)    (100.0)
-------------------------------------------------------------------------------------------------------------------
  Adjusted                                                      $    .66       $    .68       $   (.02)      (2.9)
--------------------------------------------------------------=========================================------------

-------------------------------------------------------------------------------------------------------------------
  Diluted                                                       $    .66       $    .65       $    .01        1.5
-------------------------------------------------------------------------------------------------------------------
  Goodwill amortization                                                -            .03           (.03)    (100.0)
-------------------------------------------------------------------------------------------------------------------
  Adjusted                                                      $    .66       $    .68       $   (.02)      (2.9)
--------------------------------------------------------------=========================================------------

                [LOGO]  MERCANTILE BANKSHARES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                     (In thousands, except per share data)

                                                                                                  March 31,
                                                                            ------------------------------------------------------
                                                                                                           Increase/(Decrease)
                                                                                                        --------------------------
                                                                               2002          2001           Amount          %
                                                                            ------------------------------------------------------
ASSETS

----------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                     $  229,046    $  264,929       $ (35,883)        (13.5)%
----------------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                                           358           355               3            .8
----------------------------------------------------------------------------------------------------------------------------------
Investment securities:
  Available-for-sale at fair value
    U.S. Treasury and government agencies                                    2,042,875     1,599,585         443,290          27.7
----------------------------------------------------------------------------------------------------------------------------------
    States and political subdivisions                                              666         1,371            (705)        (51.4)
----------------------------------------------------------------------------------------------------------------------------------
    Other investments                                                          216,262        62,386         153,876         246.7
----------------------------------------------------------------------------------------------------------------------------------
  Held-to-maturity
    States and political subdivisions - fair value of
      $39,847 (2002) and $42,493 (2001)                                         38,550        40,916          (2,366)         (5.8)
----------------------------------------------------------------------------------------------------------------------------------
    Other investments - fair value of
      $15,054 (2002) and $13,446 (2001)                                         15,054        13,446           1,608          12.0
----------------------------------------------------------------------------------------------------------------------------------
        Total investment securities                                          2,313,407     1,717,704         595,703          34.7
----------------------------------------------------------------------------------------------------------------------------------

Federal funds sold                                                             217,746        52,518         165,228         314.6
----------------------------------------------------------------------------------------------------------------------------------

Loans held-for-sale                                                             42,583        60,021         (17,438)        (29.1)
----------------------------------------------------------------------------------------------------------------------------------

Loans                                                                        6,941,615     6,788,018         153,597           2.3
----------------------------------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                                               (143,505)     (140,797)          2,708           1.9
----------------------------------------------------------------------------------------------------------------------------------
        Loans, net                                                           6,798,110     6,647,221         150,889           2.3
----------------------------------------------------------------------------------------------------------------------------------

Bank premises and equipment, net                                               100,897       103,284          (2,387)         (2.3)
----------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                                       179           656            (477)        (72.7)
----------------------------------------------------------------------------------------------------------------------------------
Goodwill, net                                                                  102,705       109,465          (6,760)         (6.2)
----------------------------------------------------------------------------------------------------------------------------------
Other intangible assets, net                                                     8,945         8,118             827          10.2
----------------------------------------------------------------------------------------------------------------------------------
Other assets                                                                   174,365       155,217          19,148          12.3
----------------------------------------------------------------------------------------------------------------------------------
        Total assets                                                        $9,988,341    $9,119,488       $ 868,853           9.5
----------------------------------------------------------------------------========================================--------------

LIABILITIES

Deposits:
    Noninterest-bearing deposits                                            $1,850,927    $1,577,009       $ 273,918          17.4
----------------------------------------------------------------------------------------------------------------------------------
    Interest-bearing deposits                                                5,640,738     5,422,389         218,349           4.0
----------------------------------------------------------------------------------------------------------------------------------
        Total deposits                                                       7,491,665     6,999,398         492,267           7.0
----------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                                          849,095       692,060         157,035          22.7
----------------------------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                                         132,838       120,171          12,667          10.5
----------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                 269,201        92,547         176,654         190.9
----------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                    8,742,799     7,904,176         838,623          10.6
----------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

Preferred stock, no par value; authorized
  2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
  authorized 130,000,000 shares                                                139,782       142,328          (2,546)         (1.8)
----------------------------------------------------------------------------------------------------------------------------------
Capital surplus                                                                162,721       217,053         (54,332)        (25.0)
----------------------------------------------------------------------------------------------------------------------------------
Retained earnings                                                              931,147       828,602         102,545          12.4
----------------------------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                                   11,892        27,329         (15,437)        (56.5)
----------------------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                           1,245,542     1,215,312          30,230           2.5
----------------------------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity                        $9,988,341    $9,119,488       $ 868,853           9.5
----------------------------------------------------------------------------========================================--------------


----------------------------------------------------------------------------------------------------------------------------------
Actual shares outstanding                                                       69,891        71,164          (1,273)         (1.8)
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Book value per common share                                                 $    17.82    $    17.08       $     .74           4.3
----------------------------------------------------------------------------------------------------------------------------------

                    [LOGO]  MERCANTILE BANKSHARES CORPORATION
                           CONSOLIDATED AVERAGE BALANCE SHEETS
                                     (in thousands)

                                                                                      For the Three Months Ended
                                                                                              March 31,
                                                                     ---------------------------------------------------------

                                                                                 2002                          2001
                                                                     ---------------------------------------------------------
Earning assets                                                          Average          Yield*/        Average        Yield*/
      Loans:**                                                          Balance           Rate          Balance         Rate
------------------------------------------------------------------------------------------------------------------------------
        Commercial                                                   $  4,204,530          6.72%     $  3,825,911        8.91%
-----------------------------------------------------------------------------------------------------------------------------
        Construction                                                      670,636          6.32           820,989        9.30
-----------------------------------------------------------------------------------------------------------------------------
        Residential real estate                                         1,071,028          7.56         1,090,407        8.15
-----------------------------------------------------------------------------------------------------------------------------
        Consumer                                                          983,837          7.34           993,681        8.78
-----------------------------------------------------------------------------------------------------------------------------
                     Total loans                                        6,930,031          6.90         6,730,988        8.82
-----------------------------------------------------------------------------------------------------------------------------

      Federal funds sold, et al                                           120,257          5.60            70,864        6.26
-----------------------------------------------------------------------------------------------------------------------------

      Securities:***
       Taxable securities

         U.S. Treasury securities                                       1,515,836          4.80         1,398,306        5.65
-----------------------------------------------------------------------------------------------------------------------------
         U.S. Agency securities                                           502,687          5.17           191,005        7.29
-----------------------------------------------------------------------------------------------------------------------------
         Other stocks and bonds                                           227,092          5.91            62,552        8.21
-----------------------------------------------------------------------------------------------------------------------------
       Tax-exempt securities

         States and political subdivisions                                 39,040          8.24            38,907        8.41
-----------------------------------------------------------------------------------------------------------------------------
                     Total securities                                   2,284,655          5.05         1,690,770        5.99
-----------------------------------------------------------------------------------------------------------------------------

      Interest-bearing deposits in other banks                                357          4.59               394        5.26
-----------------------------------------------------------------------------------------------------------------------------
                     Total earning assets                               9,335,300          6.43         8,493,016        8.23
-----------------------------------------------------------------------------------------------------------------------------

      Cash and due from banks                                             215,065                         205,809
-----------------------------------------------------------------------------------------------------------------------------
      Bank premises and equipment, net                                    101,520                         103,033
-----------------------------------------------------------------------------------------------------------------------------
      Other assets                                                        266,286                         258,655
-----------------------------------------------------------------------------------------------------------------------------
      Less: allowance for loan losses                                    (143,184)                       (140,221)
-----------------------------------------------------------------------------------------------------------------------------
                   Total assets                                      $  9,774,987                    $  8,920,292
---------------------------------------------------------------------============--------------------============------------

Interest-bearing liabilities
    Deposits:
-----------------------------------------------------------------------------------------------------------------------------
      Savings                                                        $    909,849           .97      $    840,453        1.90
-----------------------------------------------------------------------------------------------------------------------------
      Checking plus interest accounts                                     834,903           .36           744,267         .94
-----------------------------------------------------------------------------------------------------------------------------
      Money market                                                      1,003,517          1.45           765,960        3.20
-----------------------------------------------------------------------------------------------------------------------------
      Time deposits $100,000 and over                                   1,000,156          3.67         1,099,294        6.23
-----------------------------------------------------------------------------------------------------------------------------
      Other time deposits                                               1,783,770          4.00         1,854,208        5.80
-----------------------------------------------------------------------------------------------------------------------------
                   Total interest-bearing deposits                      5,532,195          2.43         5,304,182        4.22
-----------------------------------------------------------------------------------------------------------------------------

    Short-term borrowings                                                 909,217          1.48           739,113        5.00
-----------------------------------------------------------------------------------------------------------------------------
    Long-term debt                                                        283,333          4.05            92,547        6.66
-----------------------------------------------------------------------------------------------------------------------------
                   Total interest-bearing funds                         6,724,745          2.37         6,135,842        4.35
-----------------------------------------------------------------------------------------------------------------------------

    Noninterest-bearing deposits                                        1,707,275                       1,497,464
-----------------------------------------------------------------------------------------------------------------------------
    Other liabilities and accrued expenses                                114,579                         106,597
-----------------------------------------------------------------------------------------------------------------------------
                   Total liabilities                                    8,546,599                       7,739,903
-----------------------------------------------------------------------------------------------------------------------------
    Shareholders' equity                                                1,228,388                       1,180,389
-----------------------------------------------------------------------------------------------------------------------------
      Total liabilities & shareholders' equity                       $  9,774,987                    $  8,920,292
---------------------------------------------------------------------============--------------------============------------

    Net interest rate spread                                                               4.06%                         3.88%
-----------------------------------------------------------------------------------------------------------------------------
    Effect of noninterest-bearing funds                                                     .66                          1.21
-----------------------------------------------------------------------------------------------------------------------------
    Net interest margin on earning assets                                                  4.72%                         5.09%
------------------------------------------------------------------------------------------=====-------------------------=====

* Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

** Prior period loan amounts have been reclassified to conform with current period presentation. Loans are classified based on purpose; previously, loans were classified based on collateral.

*** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

           [LOGO]       MERCANTILE BANKSHARES CORPORATION
                    SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                 (In thousands)

                                                                     1Q 02                 4Q 01                 1Q 01
                                                                --------------------------------------------------------
PERIOD-END LOANS BY TYPE
------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                    $2,196,212            $2,228,750            $2,279,949
------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                     1,859,148             1,819,268             1,490,958
------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                             677,274               652,486               825,362
------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                 1,088,752             1,060,519             1,048,681
------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                 779,848               801,474               824,855
------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                   201,725               189,867               169,052
------------------------------------------------------------------------------------------------------------------------
Lease financing                                                     138,656               153,882               149,161
------------------------------------------------------------------------------------------------------------------------
            TOTAL LOANS AT END OF PERIOD                         $6,941,615            $6,906,246            $6,788,018
----------------------------------------------------------------========================================================

NONPERFORMING LOANS BY TYPE
------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                    $   25,571            $   17,720            $   16,030
------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                       11,228                 5,564                 5,945
------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                               1,913                 2,201                 3,294
------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                     2,982                 2,251                 2,541
------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                     205                   192                   549
------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                        78                   216                    73
------------------------------------------------------------------------------------------------------------------------
Lease financing                                                       9,403                 4,775                 4,335
------------------------------------------------------------------------------------------------------------------------
            TOTAL NONPERFORMING LOANS AT END OF PERIOD           $   51,380            $   32,919            $   32,767
----------------------------------------------------------------========================================================

LOANS PAST DUE 30-89 DAYS BY TYPE
------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                    $   48,846            $   43,295            $   31,674
------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                        36,696                17,444                15,554
------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                               6,651                 9,141                 1,028
------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                    17,816                16,440                11,779
------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                   5,902                 7,465                 8,250
------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                     1,662                 1,917                 1,000
------------------------------------------------------------------------------------------------------------------------
Lease financing                                                       2,516                 6,556                   319
------------------------------------------------------------------------------------------------------------------------
            TOTAL LOANS PAST DUE 30-89 DAYS                      $  120,089            $  102,258            $   69,604
----------------------------------------------------------------========================================================

CHARGE-OFFS BY LOAN TYPE
------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                    $      661            $    3,143            $      226
------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                           169                     1                     -
------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                   -                    90                     -
------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                        34                    33                    18
------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                     748                 1,075                   658
------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                         -                     -                    32
------------------------------------------------------------------------------------------------------------------------
Lease financing                                                           -                     -                   653
------------------------------------------------------------------------------------------------------------------------
            TOTAL CHARGE-OFFS                                    $    1,612            $    4,342            $    1,587
----------------------------------------------------------------========================================================

RECOVERIES BY LOAN TYPE
------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                    $       98            $      100            $      354
------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                            35                    40                   113
------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                   6                    12                     -
------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                        26                    62                    25
------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                     405                   384                   309
------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                         1                     -                    20
------------------------------------------------------------------------------------------------------------------------
Lease financing                                                           -                     -                     -
------------------------------------------------------------------------------------------------------------------------
            TOTAL RECOVERIES                                     $      571            $      598            $      821
----------------------------------------------------------------========================================================

             [LOGO]         MERCANTILE BANKSHARES CORPORATION
                      SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

                                                                       1Q 02                         4Q 01               1Q 01
                                                                 ----------------------------------------------------------------
INVESTMENT AND WEALTH MANAGEMENT
  ASSET DATA (End of Period)                                                      (Dollars in millions)
--------------------------------------------------------------------------------------------------------------------------------
Personal
--------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                $    7,782                  $    7,730           $    7,778
--------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                  2,688                       2,626                2,597
--------------------------------------------------------------------------------------------------------------------------------
              Total Personal                                             10,470                      10,356               10,375

Institutional
--------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                     6,790                       6,960                6,320
--------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                 20,885                      21,328               21,539
--------------------------------------------------------------------------------------------------------------------------------
              Total Institutional                                        27,675                      28,288               27,859

Personal & Institutional Combined
--------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                    14,572                      14,690               14,098
--------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                 23,573                      23,954               24,136
--------------------------------------------------------------------------------------------------------------------------------
              Total Assets Under Administration                      $   38,145                  $   38,644           $   38,234
                                                                     ===========================================================

OTHER INTANGIBLE ASSET INFORMATION                                                (Dollars in thousands)
--------------------------------------------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                                         $    8,499                  $    8,947           $    7,623
--------------------------------------------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                                          423                         343                  447
--------------------------------------------------------------------------------------------------------------------------------
               EOP  Total Other Intangibles, Net                     $    8,922                  $    9,290           $    8,070
---------------------------------------------------------------------===========================================================

Amortization of Deposit Intangibles and
       Mortgage Servicing Rights                                     $      507                  $      811           $      410
---------------------------------------------------------------------===========================================================

PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                                    (Dollars in thousands)
--------------------------------------------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)                         $  315,442                  $  334,929           $  377,265
--------------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                                      1,652,498                   1,699,281            1,290,745
--------------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                                  3,696,322                   3,778,173            3,455,800
--------------------------------------------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others                           $5,664,262                  $5,812,383           $5,123,810
---------------------------------------------------------------------===========================================================